                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM  8-K/A


                       AMENDMENT NO. 1 TO CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of report (Date of earliest event reported)     March 31, 1998
                                                     -----------------------


                                   ICO, Inc.
    ----------------------------------------------------------------------
            (Exact name of Registrant as Specified in Its Charter)



                                     Texas
    -----------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)


               0-10068                                    76-0566682
   -----------------------------------     ------------------------------------
       (Commission File Number)            (I.R.S. Employer Identification No.)


      11490 Westheimer, Suite 1000, Houston, TX                 77077
   -------------------------------------------------------------------------
    (Address of Principal Executive Offices)                  (Zip Code)



                                (281) 721-4200
  ---------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


  ___________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)

                      INFORMATION TO BE INCLUDED IN REPORT

     The registrant hereby amends the following items, financial statements and exhibits of its Form 8-K report filed April 15, 1998.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements of J. R. Courtenay (N.Z.)  Ltd. and Subsidiaries

          The financial statements of J. R. Courtenay (N.Z.) Ltd. and Subsidiaries required to be filed pursuant to Item 7 of Form 8-K are attached hereto as Exhibit 99 and are incorporated by reference herein.

     (b) Pro Forma Financial Information
          The pro forma financial information required to be filed pursuant to
          Item 7 of Form 8-K is attached hereto as Item 7(b).

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, ICO, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ICO, INC.


Date:   June 12, 1998         /s/ Asher O. Pacholder
                              ---------------------------------------
                              Dr. Asher O. Pacholder
                              Chairman of the Board and
                              Chief Financial Officer

                                                                       Item 7(b)

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information, including the notes thereto, give effect to the acquisition of J. R. Courtenay (N.Z.) Ltd. ("JRC") by ICO and are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto of ICO and JRC.

The pro forma combined financial statements are based on the purchase method of accounting. Purchase accounting values have been assigned on a preliminary basis and will be adjusted upon the completion of a valuation study. An unaudited pro forma combined condensed balance sheet at March 31, 1998 has not been presented as the impact of the merger was reflected in the Company's balance sheet included in the second quarterly report filed on Form 10-Q. The unaudited pro forma combined condensed statements of operations assume the acquisition was consummated as of the beginning of the fiscal year ended September 30, 1997.

The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been consummated at the dates indicated, nor is such data necessarily indicative of future operating results or financial position. There is no assurance that similar results will be achieved in the future.

              ICO/JRC UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1997


                                                        HISTORICAL
                                                 ------------------------    ADJUSTMENTS       PRO FORMA
                                                      ICO         JRC (1)      (NOTE 2)         COMBINED
                                                 -----------    ---------    ----------       ------------
                                                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net sales and services revenues                  $   197,846   $   23,618            --       $    221,464
                                                 -----------    ---------    ----------        -----------
Costs and Expenses:
Cost of sales and services                           141,302       18,230            --            159,532
Selling, general and administrative                   31,981        2,281            --             34,262
Depreciation and amortization                         10,332          457            34(a)          10,823
Goodwill amortization                                  1,017           --           185(a)           1,202
(Gain) Loss on sale of fixed assets                     (196)          --            --               (196)
                                                 -----------    ---------    ----------        -----------
Operating income (loss)                               13,410        2,650          (219)            15,841
                                                 -----------    ---------    ----------        -----------
Interest expense, net                                  3,764           72         1,329(b)           5,165
Other, net                                              (602)           4            --               (598)
                                                 -----------    ---------    ----------        -----------
Net income (loss) before income taxes                 10,248        2,574        (1,548)            11,274
Income taxes (benefit)                                 4,150          893          (541)(c)          4,502
                                                 -----------    ---------    ----------        -----------
Net income (loss)                                $     6,098   $    1,681   $    (1,007)      $      6,772
                                                 ===========   ==========    ==========        ===========
Preferred stock dividends                              2,176           --            --              2,176
                                                 -----------    ---------    ----------        -----------
Net income (loss) applicable to common stock    $      3,922   $    1,681   $    (1,007)      $      4,596
                                                 ===========    =========    ==========        ===========
Basic earnings per common and common
   equivalent share                                     $.19                                          $.22
                                                ============                                   ===========
Diluted earnings per common and common
   equivalent share                                     $.19                                          $.22
                                                ============                                   ===========
Basic weighted average common shares
 outstanding                                      20,918,059                                    20,918,059
                                                ============                                   ===========
Diluted weighted average common shares
 outstanding                                      21,143,520                                    21,143,520
                                                ============                                   ===========

_______________
(1) JRC historical amounts were derived from the unaudited financial statements of JRC and subsidiary for the twelve months ending September 30, 1997, translated from New Zealand dollars and Australian dollars at average exchange rates of US$.6845 and US$.7693, respectively.

             See Notes to Unaudited Pro Forma Financial Statements.

              ICO/JRC UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED MARCH 31, 1998


                                                        HISTORICAL
                                                 ------------------------    ADJUSTMENTS      PRO FORMA
                                                      ICO         JRC (1)      (NOTE 2)         COMBINED
                                                 -----------    ---------    ----------       ------------
                                                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Net sales and services revenues                  $   136,566   $   10,447            --       $    147,013
                                                  ----------    ---------    ----------        -----------
Costs and Expenses:
Cost of sales and services                           101,957        8,547            --            110,504
Selling, general and administrative                   23,543          935            --             24,478
Non-recurring litigation charges                       1,200           --            --              1,200
Depreciation and amortization                          6,666          189            18(a)           6,873
Goodwill amortization                                    696           --            91(a)             787
Write-down of inventories                                100           --            --                100
                                                  ----------    ---------    ----------        -----------
Operating income (loss)                                2,404          776          (109)             3,071
                                                  ----------    ---------    ----------        -----------
Interest expense (income), net                         4,808           (7)          399(b)           5,200
Gain on sale of equity investment                    (11,805)          --            --            (11,805)
Other expense (income), net                                4           (1)           --                  3
                                                  ----------    ---------    ----------        -----------
Net income (loss) before income taxes                  9,397          784          (508)             9,673
Income taxes (benefit)                                 4,623          273          (169)(c)          4,727
                                                  ----------    ---------    ----------        -----------
Net income (loss)                                $     4,774   $      511   $      (339)      $      4,946
                                                  ===========   =========    ==========        ===========
Preferred dividends                                    1,088           --        --                  1,088
                                                  ----------    ---------    ----------        -----------
Net income (loss) applicable to common stock     $     3,686   $      511   $      (339)      $      3,858
                                                  ==========    =========    ==========        ===========
Basic earnings per common and common
   equivalent share                              $       .17                                  $        .18
                                                  ==========                                   ===========

Diluted earnings per common and common
   equivalent share                              $       .17                                  $        .17
                                                  ==========                                   ===========

Basic weighted average common shares
 outstanding                                      21,799,648                                    21,799,648
                                                  ==========                                   ===========

Diluted weighted average common shares
 outstanding                                      22,037,069                                    22,037,569
                                                  ==========                                   ===========


________________

(1) JRC historical amounts were derived from the unaudited financial statements of JRC and subsidiary for the six months ending March 31, 1998, translated from New Zealand dollars and Australian dollars at average exchange rates of US$.5523 and US$.6617, respectively.


             See Notes to Unaudited Pro Forma Financial Statements.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


NOTE 1 - PURCHASE PRICE ALLOCATION

Subject to adjustment, the Company acquired JRC for approximately $13,700,000 cash, including transaction costs. Preliminary purchase price adjustments were included in the Company's second quarter report on form 10-Q.

These adjustments included: the step-down of fixed assets to fair value ($491,000), establishing the value of non-competition agreements ($179,000), deferred tax assets relating to the step-down of fixed assets ($174,000) and goodwill ($7,390,000).

NOTE 2 - PRO FORMA ADJUSTMENTS

 (a) To increase amortization relating to goodwill, amortization of the fair value allocated to non-compete agreements of (increased expense of $89,000 and $45,000 for the year ended September 30, 1997 and the six months ended March 31, 1998, respectively) and to decrease depreciation for machinery and equipment (decrease of expense equal to $55,000 and $27,000 for the year ended September 30, 1997 and the six months ended March 31, 1998, respectively) resulting from purchase price adjustments. Goodwill is amortized over 40 years.

 (b) To reflect an increase of net interest expense for cash used to consummate the acquisition using a rate of 11% for periods before May 31, 1997 and 5.5% for periods after May 31, 1997. 11% is used prior to May 31, 1997 because the Company issued $120,000,000 in 10 3/8% Senior Notes early in June 1997. 5.5% is equivalent to the average interest income earned on the Company's excess cash balances.

 (c) To reflect the tax effect of pro forma adjustments.